[NSAI LOGO]

                                                                    EXHIBIT 23.4


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the references to our firm and to our estimates of reserves for the years ended December 31, 2002, 2001, and 2000 included in the Amendment No. 2 to the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about December 12, 2003, and any amendments thereto, and related prospectus of Remington Oil and Gas Corporation for the registration of securities and to the incorporation by reference therein of our estimates of reserves included in the Remington Oil and Gas Corporation Annual Report on Form 10-K/A for the year ended December 31, 2002.


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.

                                       By: /s/ FREDERIC D. SEWELL
                                           -------------------------------------
                                           Frederic D. Sewell
                                           Chairman and Chief Executive Officer

Dallas, Texas
December 11, 2003